This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of February 21, 2003, is entered into by and among Smarte Solutions, Inc., a Delaware corporation (the “Company”), and the several purchasers named in the attached Appendix A (individually, a “Purchaser” and collectively, the “Purchasers”).  Certain capitalized terms used herein are defined in Section 6.17 of this Agreement.  This Agreement, along with the similar agreement entered into with the Company and other holders of Series A Preferred Stock, shall be construed enforced as one agreement.

RECITALS

WHEREAS, the Company wishes to issue and sell to the Purchasers up to an aggregate of 10,000,000 shares (the “Preferred Shares”) of the Company’s authorized but unissued shares of Series A  Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”); and

WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I.

THE PREFERRED SHARES

SECTION 1.1.  Issuance, Sale and Delivery of the Preferred Shares at the Initial Closing

.  At the Initial Closing (as defined in Section 1.03 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading “Number of Preferred Shares to be Purchased” on Appendix A hereto, for the aggregate purchase price set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Preferred Shares” on Appendix A hereto.

SECTION 1.2.  Issuance, Sale and Delivery of the Preferred Shares at each Subsequent Closing

.  At each Subsequent Closing (as defined in Section 1.04 hereof), on the terms and subject to the conditions of this Agreement, the Company shall sell to each Additional Purchaser (as defined in Section 1.04 hereof), and each Additional Purchaser shall, severally and not jointly, purchase from the Company, the number of Preferred Shares set forth opposite the name of such Additional Purchaser under the heading “Number of Preferred Shares to be Purchased” on Appendix A hereto, for the aggregate purchase price set forth opposite the name of such Additional Purchaser under the heading “Aggregate Purchase Price for Preferred Shares” on Appendix A hereto.

SECTION 1.3.  Initial Closing

.  The Initial Closing shall take place at 10:00 a.m. at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 300 W. 6th Street, Suite 2100, Austin, Texas 78701, on February 21, 2003 or at such other location, date and time as may be agreed upon between the Company and the Purchasers (such closing being called the “Initial Closing” and such date and time being called the “Initial Closing Date”).  At the Initial Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Initial Closing.  As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefore as aforesaid, on the Initial Closing Date, each Purchaser shall pay to the Company by conversion of outstanding promissory notes, wire transfer or such other method as may be reasonably acceptable to the Company, immediately available funds in the amount set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Preferred Shares” on Appendix A.  Such amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Purchaser by the Company.

SECTION 1.4.  Subsequent Closings

.

(a)

At any time and from time to time, on or prior to ninety (90) days after the Initial Closing and for an additional period of up to ninety (90) days after July 1, 2003, the Company may sell up to 5,000,000 Preferred Shares (all such shares being referred to as the “Additional Shares”) to such Persons as may be approved by the Company’s Board of Directors (individually, an “Additional Purchaser,” and collectively, the “Additional Purchasers”), on the same terms and at the same purchase price per share as under the Initial Closing.  All such sales shall be made subject to the terms and conditions set forth in this Agreement, and in reliance on the representations and warranties set forth in this Agreement.  The closing or closings of the purchase and sale of Additional Shares, if any, shall take place at 10:00 a.m. on the date of such sale at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 300 W. 6th Street, Suite 2100, Austin, Texas 78701, or at such other location, date and time as may be agreed upon between the Company and the Additional Purchasers (each such closing being called a “Subsequent Closing” and the date and time of each such Subsequent Closing being called a “Subsequent Closing Date”).  At each Subsequent Closing, the Company shall issue and deliver to each Additional Purchaser a stock certificate or certificates in definitive form, registered in the name of such Additional Purchaser, representing the Additional Shares being purchased by it at the Subsequent Closing.  As payment in full for the Additional Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefore as aforesaid, on the Subsequent Closing Date, each Additional Purchaser shall pay to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company, immediately available funds in the amount set forth opposite the name of such Additional Purchaser under the heading “Aggregate Purchase Price for Preferred Shares” on Appendix A.  Such amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Additional Purchasers by the Company.  The Initial Closing and the Subsequent Closings, if any, shall hereinafter be referred to individually as a “Closing” and collectively as the “Closings.”  For purposes of this Agreement, the Initial Closing Date and each Subsequent Closing Date shall be deemed the “Closing Date” as such term is used in this Agreement.

(b)

In connection with the sale of Additional Shares to Additional Purchasers, each such Additional Purchaser shall execute and deliver a counterpart signature page to this Agreement.  In addition, each such Additional Purchaser shall execute a form of joinder to each of the other Transaction Documents (as defined in Section 6.17 hereof).  Upon execution by such Additional Purchasers of such Form of Joinder, Appendix A hereto shall be automatically amended without further action on the part of any of the parties hereto to reflect the sale of the Additional Shares to each such Additional Purchaser.  Upon each such Subsequent Closing, the Company shall provide to each Purchaser a copy of Appendix A as so amended.  Upon the sale of Additional Shares, any Additional Purchaser shall be deemed a “Purchaser” for all purposes hereunder, and such additional shares shall be deemed “Preferred Shares” for all purposes hereunder.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that:

SECTION 2.1.  Organization, Qualifications and Corporate Power

.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not result or could not reasonably be expected to result in a Material Adverse Change.  The Company has the requisite power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and each of the other Transaction Documents, to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) issuable upon conversion of the Preferred Shares (the “Conversion Shares”).

SECTION 2.2.  Authorization; No Conflict; No Violation

.  The Company’s: (a) execution and delivery of this Agreement and each of the other Transaction Documents and performance of its obligations hereunder and thereunder, (b) execution and filing of the Company’s Amended and Restated Certificate of Incorporation, in the form of Exhibit A attached hereto (the “Charter”), (c) issuance, sale and delivery of the Preferred Shares and (d) issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not (v) result in a violation of the Charter or the Company’s Bylaws (the “Bylaws”), (w) result in a violation of any applicable law, rule or regulation, or any material order, injunction, judgment or decree of any court or other agency of government, (x) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any of its properties or assets is bound, (y) result in the creation or imposition of any material Lien, charge, restriction, claim or encumbrance of any nature whatsoever upon the Company or any of the Company’s material properties or assets or (z) require any consent, approval, notification, waiver or other similar action from any third party.

SECTION 2.3.  Consents and Approvals

.  Subject to the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for the Company’s valid execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the Company’s issuance and delivery of the Conversion Shares, other than those (a) which have previously been obtained or made or (b) those which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law.

SECTION 2.4.  Validity

.  This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

SECTION 2.5.  Authorized Capital Stock

.

(a)

The Company’s authorized capital stock consists of 30,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which 15,000,000 shares have been designated Series A Preferred Stock, and 30,000,000 shares of Common Stock.  Immediately prior to the Initial Closing, 4,716,908 shares of Common Stock and no shares of Preferred Stock will be validly issued and outstanding, fully paid and nonassessable.  In addition, immediately prior to the applicable Closing, not more than 3,457,000 shares of Common Stock will be reserved for issuance upon exercise of outstanding options, warrants or other securities exchangeable for or convertible into Common Stock, 4,000,000 additional shares of Common Stock reserved for issuance upon exercise of options available for grant under the Company’s 2002 Stock Option Plan, of which 305,000 shares have been exercised to-date; and no shares are held in the Company’s treasury.  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of the Company’s authorized capital stock are as set forth in the Charter.  Except as set forth in the Schedule 2.05 hereto, the Company has no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except for the Investors’ Rights Agreement, the Co-Sale and First Refusal Agreement and the Voting Agreement, to the Company’s knowledge, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or other similar rights or proxies relating to any of the Company’s securities, or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company’s securities.

(b)

The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable shares of Series A Preferred Stock and will be free and clear of all Liens, charges, restrictions, claims and encumbrances, other than Liens, charges, restrictions, claims and encumbrances that were created by the Purchasers and restrictions on transfer imposed by this Agreement, the Co-Sale and First Refusal Agreement, the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.  The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens, charges, restrictions, claims and encumbrances, other than Liens, charges, restrictions, claims and encumbrances that were created by the Purchasers and restrictions on transfer imposed by this Agreement, the Co-Sale and First Refusal Agreement, the Securities Act and applicable state securities laws.

SECTION 2.6.  Financial Statements

.  The Company has furnished to the Purchasers copies of the Company’s: (a) unaudited financial statements for the year ended December 31, 2001, and (b) (i) unaudited balance sheet as of December 31, 2002, (ii) the Company’s statement of income and retained earnings for the twelve month period ended December 31, 2002 (collectively, the “Financial Statements”).  Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”), except that the Financial Statements do not contain an auditor’s opinion or footnotes and are subject to normal year-end audit adjustments, the effect of which will not cause a Material Adverse Change and fairly and accurately presents the Company’s financial position, results of operations and cash flows as of the dates and for the periods indicated.

SECTION 2.7.  No Undisclosed Liabilities

.  To the best of its knowledge, the Company has no liabilities (whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due or asserted or unasserted), except (a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), (b) liabilities (including accounts payable) incurred since December 31, 2002 in the ordinary course of business consistent with past practice, and (c) such other liabilities which are no more than $25,000 individually or $100,000 in the aggregate or set forth on Schedule 2.07 attached hereto.  The Company knows of no basis for the assertion against the Company of any liabilities not adequately reflected or reserved against in the Financial Statements.

SECTION 2.8.  Subsequent Events

.  Except as disclosed on Schedule 2.08, since December 31, 2002:

(a)

there has been no Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change;

(b)

there has not been any payment of, setting of a record date for, or declaration, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any purchase, repurchase, retirement, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

(c)

there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company other than grants of options to employees, director, consultants or independent contractors in the ordinary course of business;

(d)

the Company has not materially increased the compensation payable or to become payable, or awarded or paid any bonuses to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company nor has the Company either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to materially increase the compensation payable or to become payable by it to any of the Company’s employees, officers, directors, consultants, independent contractors, advisors, agents, stockholders or representatives;

(e)

the Company has not made any loans, advances, guarantees or capital contributions to, or investments in, any Person, or acquired any assets or securities of any Person involving more than $50,000 individually or $500,000 in the aggregate, other than ordinary advances for expenses incurred in the ordinary course of business;

(f)

there has not been satisfaction or discharge of any Lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that has not resulted in a Material Adverse Change;

(g)

there has not been any termination or material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

(h)

there has not been any resignation or termination of employment of any officers or directors of the Company;

(i)

the Company has not transferred or granted any rights under any contracts, leases, licenses, agreements or Intellectual Property (as defined in Section 2.11 hereof) used by the Company in its business which could reasonably be expected to result in a Material Adverse Change;

(j)

the Company has not mortgaged, pledged or subjected to any Lien or encumbrance any of its assets, acquired any assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with the Company’s past practice or Liens for taxes not yet due or payable;

(k)

the Company has not canceled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right or settled any claim except in the ordinary course of business consistent with past practice, and which, individually or in the aggregate, has not resulted, and could not reasonably be expected to result, in a Material Adverse Change;

(l)

the Company has not incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) has resulted in, or could reasonably be expected to result in, a Material Adverse Change; and

(m)

the Company has not entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

SECTION 2.9.  Litigation; Compliance with Law

.There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened, against or affecting the Company or its properties or assets, at law or in equity, or before or by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending or, to the best of the Company’s knowledge, threatened, against or affecting the Company or its properties or assets or (iii) governmental inquiry pending or, to the Company’s knowledge, threatened, against or affecting the Company or its properties or assets (including without limitation any inquiry as to the Company’s qualification to hold or receive any license or permit), and to the best of the Company’s knowledge, there is no basis for any of the foregoing.  The Company is not in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action, suit, proceeding or investigation by the Company pending, threatened or contemplated against others.

(a)

The Company has complied, in all material respects, with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations, except where failure to comply with such permits, licenses and other authorizations could not result in a Material Adverse Change.  There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

SECTION 2.10.  Proprietary Information of Third Parties

.  No third party has claimed or, to the best of the Company’s knowledge, has reason to claim, that any Person employed or retained by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of an employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  To the best of the Company’s knowledge, no Person employed by the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no Person employed by the Company has violated any confidential relationship which such Person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product of the Company or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.

SECTION 2.11.  Intellectual Property

.

(a)

The Company has all right, title and interest in and to all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, concepts and all pending applications for and registrations of patents, trademarks, service marks and copyrights (together, “Intellectual Property”) necessary for its business as now conducted and as proposed to be conducted, without any infringement upon the rights of others.  Except as set forth in Schedule 2.11 hereto, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property of the Company other than non-exclusive licenses entered into in the ordinary course of business.  Except as set forth in Schedule 2.11 hereto, no other person or entity (other than licensors of software that is generally commercially available, and non-exclusive licensees of the Company’s Intellectual Property in the ordinary course of the Company’s business) has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company’s knowledge, no other person or entity is infringing upon, violating or misappropriating any of the Company’s Intellectual Property.

(b)

The Company has not, nor has it received any communications alleging that the Company has violated or, by conducting its business as now conducted or as proposed to be conducted, would violate any of the Intellectual Property of any other Person.  The Company is not aware that any employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as now conducted or as proposed to be conducted.  To the Company’s knowledge, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the carrying on of the business of the Company by the Company’s employees, nor the conduct of the business of the Company as now conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees are now obligated.  The Company is not aware of any instances where its employees, agents, advisors, consultants, independent contractors or representatives, have transferred Intellectual Property of the Company without the Company’s consent.  To the Company’s knowledge, the Company is not required to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

(c)

The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company’s knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, stockholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company’s Intellectual Property.

(d)

The products, processes, proprietary technology and other proprietary know-how owned by the Company were developed by the Company’s present or former employees or independent contractors or consultants.  The concepts, inventions and original works of authorship owned by the Company were developed or conceived by employees, independent contractors or consultants within the scope of their employment or retention by the Company and are connected with the Company’s underlying products, services, processes and proprietary technology.  With respect to any independent contractors or consultants who were used or employed by the Company in the development of the products, processes, proprietary technology and other proprietary know-how owned by the Company, each has executed valid “work for hire” agreements and/or assignments of all rights to such products, processes, proprietary technology and other proprietary know-how.

SECTION 2.12.  Real Property

.

(a)

The Company does not own any real property.

(b)

Schedule 2.12(b) hereto sets forth a complete list of all real property and interests in real property leased by the Company (each a “Real Property Lease,” and collectively, the “Real Property Leases”) as lessee or lessor.  The Company has good, legal and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Liens, charges, restrictions, claims or encumbrances of any nature whatsoever.

SECTION 2.13.  Assets

.  The Company has good, legal and marketable title to all of its personal property and assets, in each case free and clear of all Liens, charges, restrictions, claims or encumbrances of any nature whatsoever.  With respect to the personal property and assets that the Company leases (each a “Personal Property Lease”, and collectively, the “Personal Property Leases”) (a) the Company is in compliance with such Personal Property Leases, (b) the Personal Property Leases are enforceable in accordance with their terms and (c) the Company holds a valid leasehold interest free and clear of any Liens (other than Liens held by the Lessor), charges, restrictions, claims or encumbrances of any nature whatsoever.  Each of the Personal Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, and there is no default under any Personal Property Lease by the Company or, to the Company’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.  All items of personal property and assets owned or leased by the Company are in good operating condition, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used.

SECTION 2.14.  Insurance

.  There is in full force and effect one or more policies of insurance insuring the Company and its properties, business and projects against such losses and risks, and in such amounts, on both a per occurrence and an aggregate basis, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated.  The Company has not received any notice or communication, either oral or written (a) regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies, (b) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies, (c) that the Company will be unable to renew its existing insurance coverage as and when the same shall expire or (d) that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder, in each such case that could, either individually or in the aggregate, result in a Material Adverse Change.

SECTION 2.15.  Taxes

.  The Company has accurately and timely filed all federal, state, county and local tax returns and reports required to be filed by it within the applicable period, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable.

SECTION 2.16.  Loans and Advances

.  Except as set forth in Schedule 2.16, the Company does not have any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for ordinary course advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company, other than promissory notes being converted to Series A Preferred Stock pursuant to this Agreement.

SECTION 2.17.  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons

.  The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in such Person, or to otherwise assure any creditor of such Person against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

SECTION 2.18.  Significant Customers and Suppliers

.  No customer or supplier which was significant to the Company during the period covered by the Financial Statements or which has been significant to the Company thereafter, has terminated or materially breached, materially reduced or threatened to terminate, materially breach or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

SECTION 2.19.  Offering of the Preferred Shares

.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares.

SECTION 2.20.  Brokers; Financial Advisors

.  No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and no Person is entitled to any fee or commission or like payment from the Company in respect thereof based in any way on agreements, arrangements or understandings made by or on the Company’s behalf.

SECTION 2.21.  Employees

(a)

To the Company’s knowledge, no key employee or independent contractor and no group of the Company’s key employees or independent contractors has any plans to terminate his, her or its employment or relationship as an employee or independent contractor with the Company, nor does the Company have any present intention to terminate the employment of any key employee or independent contractor, or group of employees or independent contractors.

(b)

To the Company’s knowledge, no employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants or commitments of any nature) or subject to any judgment, decree, or order of any court or governmental body, (i) that would conflict with such employee’s obligation to diligently promote and further the Company’s interests, (ii) perform his or her duties that have been assigned to him or her or (iii) that would conflict with the Company’s business as now conducted or as proposed to be conducted.

SECTION 2.22.  Employee Benefits

.  Except as set forth in Schedule 2.22 hereto, the Company does not have in effect any employment agreements, consulting agreements with individuals, deferred compensation, incentive compensation, stock option or other equity-based stock awards, pension or retirement agreements whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral, other than oral at-will employment agreements (“Benefit Plans”).  All Benefit Plans covering employees (the “Plans”), to the extent subject to ERISA, are in compliance with ERISA, the Code and all other applicable law.

ARTICLE III.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS AND THE ADDITIONAL PURCHASERS

SECTION 3.1.  Representations and Warranties of the Purchasers and the Additional Purchasers

.  Each Purchaser severally, and not jointly, represents and warrants to the Company (as to itself) that:

(a)

it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(b)

it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c)

it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Shares to be purchased by such Purchaser under this Agreement.  Such Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access;

(d)

it has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of such Purchaser;

(e)

the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.  By executing this Agreement, it further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person, with respect to any of the Preferred Shares;

(f)

it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely (subject, however, to the Company’s obligation to redeem the Preferred Shares in accordance with the terms thereof, and to the Company’s obligation to effect the registration of registrable securities in accordance with the Investor Rights Agreement) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Preferred Shares and the Conversion Shares will bear the legend to such effect set forth in Section 3.03 hereof; and

(g)

this Agreement and the other Transaction Documents to which it is a party constitutes such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Each Purchaser represents that such Purchaser has full power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party.

SECTION 3.2.  Certain Covenants of the Purchasers and the Additional Purchasers

.  Without in any way limiting the representations set forth above in Section 3.01, each Purchaser agrees not to make any disposition of all or any portion of the Preferred Shares or the Conversion Shares unless and until:

(a)

there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)

such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Purchaser or its transferee if requested by the Company, with an opinion of counsel that such disposition will not require registration of such securities under the Securities Act.

SECTION 3.3.  Legend

.  Each Purchaser acknowledges that the certificates evidencing the Preferred Shares and the Conversion Shares will bear the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Preferred Shares or Conversion Shares, and the Company shall issue a certificate without such legend to the holder thereof, if requested, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Preferred Shares or Conversion Shares.

SECTION 3.4.  Reliance Upon Purchaser’s Representations

.  Each Purchaser understands that the Series A Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Purchasers’ representations set forth herein.  Each Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring shares of the Series A Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  No Purchaser has any such intention.

ARTICLE IV.

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS, ADDITIONAL PURCHASERS AND THE COMPANY

SECTION 4.1.  Conditions to the Purchasers’ Obligations at the Closing

.  Each Purchaser’s obligation to purchase and pay for the Preferred Shares being purchased by it on each Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by such Purchaser:

(a)

Representations and Warranties to be True and Correct.  The representations and warranties of the Company under this Agreement shall be true, complete and correct at and as of the applicable Closing, except with respect to provisions including the word “material” or words of similar import, and except with respect to materiality, as reflected under GAAP, in the representations and warranties contained in Section 2.06 relating to the Financial Statements, with respect to which such representations and warranties must have been on and as of the Initial Closing Date.

(b)

Performance.  The Company shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Initial Closing Date.

(c)

Approvals.  The Company shall have obtained any and all consents, waivers, registrations, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.

(d)

No Injunction.  No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or under any of the other Transaction Documents, nor, shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Company’s knowledge, threatened.

(e)

Investors Rights Agreement.  The Company and the other stockholders of the Company named therein shall have executed and delivered the Investors Rights Agreement.

(f)

Co-Sale and First Refusal Agreement.  The Company and the other stockholders of the Company named therein shall have executed and delivered the Co-Sale and First Refusal Agreement.

(g)

Voting Agreement.  The Company and the other stockholders of the Company named therein shall have executed and delivered the Voting Agreement.

(h)

Non-Disclosure and Proprietary Information and Inventions Agreements.  Each employee and independent contractor of and consultant to the Company will have entered into a Non-Disclosure and Proprietary Information and Inventions Agreement.

(i)

Election of Directors.  The number of directors constituting the entire Board shall have been fixed at five (5) and Ken Murphy shall have been elected as a director and shall hold such position as of the Closing Date.

(j)

Supporting Documents.  The Purchasers shall have received one copy of the following documents:

(i)

(A) the Charter certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the Company’s due incorporation and good standing and the Company’s payment of all franchise taxes, and listing all documents of the Company on file with said Secretary;

(ii)

a certificate of the Company’s Secretary dated the Closing Date, certifying:  (A) that attached thereto is a true, correct and complete copy of the Bylaws as in effect on the date of such certification and that no amendments or modifications to such Bylaws have been authorized; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board and the Company’s stockholders authorizing the execution, delivery and performance of each of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the reservation of the Conversion Shares, and that all such resolutions are in full force and effect, have not been amended, modified or rescinded and are the only resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant thereto, and a certification by another authorized officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

(iii)

a certificate, executed by an officer of the Company, dated the applicable Closing Date, certifying to the fulfillment of the specific conditions set forth in Sections 4.01(a), 4.01(b), and 4.01(c) hereto.

SECTION 4.2.  Conditions to the Company’s Obligations at the Closing

.  The Company’s obligation to sell and issue the Preferred Shares being sold and issued by it on each Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)

Representations and Warranties to be True and Correct.  The representations and warranties of the Purchasers contained in Article III shall be true, complete and correct at and as of the applicable Closing, with the same effect as though such representations and warranties had been made on and as of such date.

(b)

Investors Rights Agreement.  The Purchasers shall have executed and delivered the Investors Rights Agreement.

(c)

Co-Sale and First Refusal Agreement.  The Purchasers shall have executed and delivered the Co-Sale and First Refusal Agreement.

(d)

Voting Agreement.  The Purchasers shall have executed and delivered the Voting Agreement.

(e)

Approvals.  The Purchasers shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.

(f)

Purchase Price Paid.  Subject to Section 4.01 hereof, the Purchasers shall have paid the purchase price for the Preferred Shares to the Company as set forth in Appendix A hereto.

ARTICLE V.

COVENANTS OF THE COMPANY

The Company covenants and agrees with each of the Purchasers and each of the Additional Purchasers that:

SECTION 5.1.  Reserve for Conversion Shares

.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.  The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

SECTION 5.2.  Corporate Existence

.  The Company shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

SECTION 5.3.  Use of Proceeds

.  The Company shall use the proceeds from the sale of the Preferred Shares for working capital purposes and such other purposes approved by the Board of Directors.

SECTION 5.4.  Compliance with Laws

.  The Company shall comply with all applicable laws, rules, regulations and orders, unless such noncompliance would not be reasonably expected to cause a Material Adverse Change.

SECTION 5.5.  Keeping of Records and Books of Account

.  The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

ARTICLE VI.

MISCELLANEOUS

SECTION 6.1.  Survival of Agreements

.  All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchasers pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents and the issuance, sale and delivery of the Preferred Shares for a period of two (2) years.

SECTION 6.2.  Brokerage

.  Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

SECTION 6.3.  Specific Performance

.  Each party hereto acknowledges and agrees that the other parties hereto would be irreparably damaged if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, each party hereto agrees that the other parties hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter subject to Sections 6.05 and 6.07 hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

SECTION 6.4.  Further Assurances

.  The Company and the Purchasers each agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

SECTION 6.5.  Submission to Jurisdiction; Consent to Service of Process

.

(a)

The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of Travis, State of Texas, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 6.06 hereof.

SECTION 6.6.  Notices

.  Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

If to a Purchaser or an Additional Purchaser, to the address or fax number set forth on Appendix A hereto.

If to the Company:

Smarte Solutions, Inc.

611 S. Congress Avenue, Suite 350

Austin, Texas  78704

Phone:  (512) 443-8749

Fax:  (512) 443-9326

Attn:  Chief Executive Officer

With a copy to (which does not constitute notice):

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

300 West 6th Street, Suite 2100

Austin, Texas 78701

Phone:  (512) 499-6294

Fax:  (512) 703-1111

Attn:  Brandon C. Janes

Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

SECTION 6.7.  Governing Law

.  This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

SECTION 6.8.  Entire Agreement

. This Agreement, together with the Exhibits and Schedules hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Transaction Documents, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

SECTION 6.9.  Counterparts

.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

SECTION 6.10.  Amendments and Waivers

.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least a majority of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

SECTION 6.11.  Successors and Assigns

.  This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

SECTION 6.12.  Severability

.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court, governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the court, governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

SECTION 6.13.  Titles and Subtitles

.  The article and Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 6.14.  Exculpation Among Purchasers

.  Each Purchaser acknowledges that it is not relying upon any Person (including, without limitation, any other Purchaser), other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company.  Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to such Purchaser for any losses incurred by such Purchaser in connection with its investment in the Company.

SECTION 6.15.  Construction

.  The parties hereto have jointly participated in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.  Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word “including” means “including, without limitation”.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement”, herein, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

SECTION 6.16.  Remedies

.  The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity.

SECTION 6.17.  Certain Defined Terms

.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Co-Sale and First Refusal Agreement” shall mean the Co-Sale and First Refusal Agreement between the Company, the Purchasers and the other parties thereto, in the form attached hereto as Exhibit B.

“Investors Rights Agreement” shall mean the Investors Rights Agreement between the Company, the Purchasers and the other parties hereto, in the form attached hereto as Exhibit C.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing.

“Material Adverse Change” shall mean a material adverse change in the Company’s business, operations, assets, liabilities, properties, condition (financial or otherwise) or results of operations.

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

“Transaction Documents” shall mean this Agreement, the Co-Sale and First Refusal Agreement, the Investors Rights Agreement and the Voting Agreement.

“Voting Agreement” shall mean the Voting Agreement between the Company, the Purchasers and the other parties thereto, in the form attached hereto as Exhibit D.

SECTION 6.18.  Incorporation of Exhibits, Annexes and Schedules

.  The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Series A Preferred Stock Purchase Agreement as of the day and year first above written.

COMPANY:

SMARTE SOLUTIONS, INC.

By: /s/ BALA VISHWANATH

Name:  Bala Vishwanath

Title:  President & CEO

Series A1 Preferred Stock Purchase Agreement

S-1

PURCHASERS:

[

]

By:

Name:

Title:

Address:

FEIN or SSN:

Series A1 Preferred Stock Purchase Agreement

S-2

APPENDIX A

PURCHASERS

Name, Address and Fax Number of Purchaser	Number of Preferred Shares to be Purchased	Aggregate Purchase Price for Preferred Shares
Attwood, Greg	100,000	$50,000.00
Basham, Arthur V.	10,433	$5,216.50
Bauer, Matthew G.	10,000	$5,000.00
Beach, Richard G.	115,341	$57,670.50
Blaesing, Craig	200,000	$100,000.00
Blanton, Kay	20,758	$10,379.00
Burns, M. Frank	115,568	$57,784.00
Cheney, Menzo D.	70,201	$35,100.50
Cox, Laura Y.	40,000	$20,000.00
Crecelius, Jean W.	50,000	$25,000.00
Curry, Janelle Catherine Trust c/o William E. Johnson III, Trustee	10,435	$5,217.50
Curry, Natalie Rene Barnhart Trust c/o William E. Johnson III, Trustee	10,435	$5,217.50
Erickson, John L.	405,753	$202,876.50
Eshelman, John	34,000	$17,000.00
Eshelman, Michael	204,384	$102,192.00
Etie, Michael & Cheryl	20,000	$10,000.00
Farrell, James	20,000	$10,000.00
Fenimore, George W. III	200,000	$100,000.00
Finch, John E.	150,000	$75,000.00
Fraser, Mathew and/or Sharon	15,116	$7,558.00
Garcia, Charles K.	10,000	$5,000.00
Goodwin, Jerry D.	30,461	$15,230.50
Gray, Burl	41,592	$20,796.00
Hall, Harold E & Nancy	10,000	$5,000.00
Hartgrove, Philip L.	20,231	$10,115.50
Hug, Deborah	61,142	$30,571.00
Johnson, Earl B.	100,000	$50,000.00
Johnson, Kathleen M.	20,870	$10,435.00
Kang, Young S.	524,521	$262,260.50
Key Bank, Investment Advisor to Drain Asset Management Attention: Thomas S. Allen	52,165	$26,082.50
Kingfisher Holdings, LLC Attn: Bowie, Joseph W. or Janet S.	48,000	$24,000.00
KMA 401k Profit Sharing Plan Attn: King, Marvin S. Trustee	52,208	$26,104.00
Kline, Charles Alvin Dr.	10,000	$5,000.00
Kline, Michael Charles	300,350	$150,175.00
Kopacka, Timothy J. and Kim K.	50,768	$25,384.00
Lindsay, Scott E. and Marlene F.	100,461	$50,230.50
Lynch, Jack F.	459,268	$229,634.00
Maher, Ben	20,552	$10,276.00
Maher, Maurice J.	113,725	$56,862.50
Maletz, Joseph M.	32,000	$16,000.00
Maples, Michael J.	100,000	$50,000.00
Mardaga, William Jeffrey	506,964	$253,482.00
McCallister, Scott	474,500	$237,250.00
McCarty, Karen and Robert B.	10,000	$5,000.00
McKeand, Kevin	50,000	$25,000.00
Meador, Doak	51,187	$25,593.50
Meador, Robert	415,551	$207,775.50
Meetrix, Inc.	54,163	$27,081.50
KMA 401k Profit Sharing Plan Attn: Mohamed, Jan T. Trustee	52,208	$26,104.00
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Lee Wiley c/o Jerry D. Goodwin, Trustee	173,927	$86,963.50
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Michael J. c/o Jerry D. Goodwin, Trustee	173,927	$86,963.50
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Richard Barto c/o Jerry D. Goodwin, Trustee	173,927	$86,963.50
Murphy, Shirley Sharon Family Trust c/o Kenneth W. Murphy	840,107	$420,053.50
Murphy, Kenneth W. Children’s Trust, David Mallory, Trustee c/o Kenneth W. Murphy	500,756	$250,378.00
Murphy, Kenneth W. Grand children’s Trust, David Mallory, Trustee; c/o Kenneth W. Murphy	500,755	$250,377.50
Olivares, Gayle P.	41,592	$20,796.00
Padian, John P. and Patricia A.	40,000	$20,000.00
Pautel, Sara	54,398	$27,199.00
Pioneer Financial Services, Ltd. Attention: Howie & Victoria Scoggin	251,973	$125,986.50
Reinhart, Ernest Frederick & Mary	109,644	$54,822.00
Riffe, Stacy	50,000	$25,000
Smetzer, James H.	80,000	$40,000.00
Stanley Holdings, LLC Attention: Sheri Hartgrove	31,482	$15,741.00
KMA 401k Profit Sharing Plan Attn: Sullins, Barbara W.	10,435	$5,217.50
Summers, Kevin	103,369	$51,684.50
Summers, Malcolm	103,151	$51,575.50
Tauben, John	20,231	$10,115.50
Terrell, Richard and Antoinette	20,081	$10,040.50
Tevonian, Jeff	10,000	$5,000.00
Thomas, Robert J.	84,141	$42,070.50
Toth, Richard S.	20,000	$10,000.00
Tulume Ontario, Inc. c/o Gregory Vamplew	210,356	$105,178.00
Wall, Craig J.	20,000	$10,000.00
Webber, Neil	612,304	$306,152.00
Wilson, James William	20,000	$10,000.00
Wilson, Miles D.	50,000	$25,000.00
Wilson, D. Scott and Jeanne Marie	20,290	$10,145.00
Womack, David R. III and Lisa	20,905	$10,452.50
TOTAL:	9,923,062	$4,961,531.00

600572.0000  AUSTIN  315617 v2

A-1

SCHEDULE 2.07

NO UNDISCLOSED LIABILITIES

(1)

Engagement of RBC Centura Investment Banking, a division of RBC Financial Group to render financial advisory and consulting services to Smarte Solutions, Inc. dated September 16, 2002.

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A-2

SCHEDULE 2.08(d)

SUBSEQUENT EVENTS

Severance Benefits

(1)

Severance benefits to Michael Shapiro based on the Board of Directors vote to terminate employment without cause as of June 13, 2003, including 14 day inactive status notice, payment of $10K for 4 months after the 14 day notice period through normal payroll policies, and vesting of 450,000 options granted as a part of the employment agreement

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SCHEDULE 2.08(h)

SUBSEQUENT EVENTS

Termination

(1)

Board of Directors vote to terminate Michael Shapiro’s employment with Smarte as President and Co-CEO effective June 13, 2003.  Board of Directors vote to appoint Bala Vishwanath as President & CEO of the Smarte effective June 13, 2003.

(2)

Shareholders holding Common Stock vote towards removal of Michael Shapiro as Board of Director effective June 25, 2003

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SCHEDULE 2.08(l)

SUBSEQUENT EVENTS

Debts, Obligations or Liabilities

(1)

Engagement of RBC Centura Investment Banking, a division of RBC Financial Group to render financial advisory and consulting services to Smarte Solutions, Inc. dated September 16, 2002.

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SCHEDULE 2.08(m)

SUBSEQUENT EVENTS

Agreements

License Agreement (signed 8-21-02) – Provides a one year exclusive, three year non-exclusive license to certain Bit-Arts wireline technologies. These technologies have been integrated into Smarte technologies in the SmarteSECURE APP and SmarteMASTER products. In return, Smarte paid $500,000 as a license fee and in conjunction with the First Warrant Instrument.

First Warrant Instrument (signed 8-21-02) – This agreement provided that Smarte could exercise warrants for approximately five percent (5%) of Bit-Arts shares under certain terms. The warrant has been executed and certificate received from Bit-Arts.

Second Warrant Instrument (signed 8-21-02) – Similar terms as first Warrant. Calls for a purchase of the right to extend the exclusivity period by one year (to two) for $500,000. Once accomplished, warrants can be converted to shares.

Memorandum of Understanding (signed 8-21-02) – Describes the parties desire to consummate an acquisition of Bit-Arts by Smarte under certain terms.

Extension Letter (signed 12-13-02) – extends the rights to the MOU to May 31, 2003 in exchange for a prepayment towards the terms of the second warrant agreement of $150,000.

Second Warrant Instrument Exercise (signed 05-19-03) – Smarte paid balance $350,000 towards Second Warrant Instrument.  Bit-Arts provided for extension of the exclusive license by an additional year and extension of non-exclusive license by two additional years.

Heads of Agreement (signed 08-13-03) – Smarte and Bit-Arts signed a mutual Heads of Agreement towards the purchase of Bit-Arts wire-line assets and technology by Smarte in exchange for a total purchase consideration of $4 Million paid as $1.5 Million upon closing (90 days from date of Heads of Agreement), and $2.5 Million paid in quarterly installments of $250,000 first 4 quarters after closing, and $375,000 subsequent 4 quarters. This transaction also contemplates the termination of mutual ownership rights of Smarte and Bit-Arts in each other’s entity post acquisition of the asset purchase.

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SCHEDULE 2.09(b)

LITIGATION; COMPLIANCE WITH LAW

Smarte Solutions is currently in the process of self classifying their protection software under the guidelines/regulations provided under the EAR's. The provision that exempts products that are classified under the Related Controls note from review and notification is 15 CFR 742.15(b)(3)(iii). The classification for the software will be 5D992, which exempts software such as ours from restrictions other than country restrictions prohibited either by embargo (classified as T7) or for anti-terrorist reasons. Our Products fulfill the requirements for these exceptions as follows:

a.

The products are commercially available via Mail Order, Electronic Transactions, or via Telephone Calls.

b.

The cryptographic functionality of the software itself is not utilized to encrypt user data, but rather to prevent piracy of an application, and as such, the encryption mechanism is not one in which the encryption can be decrypted by the user. Not only does the application being protected with our product not allow the user access to the encryption functionality as well as no available means for decryption, the product itself is protected in the same manner in order to protect the encryption functionality.

Therefore, our software is exempted from the controls of 5A002 and 5D002, and fall under the classification of 5D992.

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SCHEDULE 2.12

LEASE PROPERTY

Office Lease located at 611 S. Congress Avenue, Suite 350, Austin, Texas  78704.

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SCHEDULE 2.16

LOANS AND ADVANCES

(1)

Promissory Note dated July 1, 2002 in the amount of $175,000 payable to Bala Vishwanath

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SCHEDULE 2.22

EMPLOYEE BENEFITS

(2)

Employment Agreement between Bala Vishwanath and Smarte Solutions, Inc. dated March 1, 2002, amended by that certain First Amendment to Employment Agreement dated July 1, 2002.

(3)

Employment Agreement between Mark Eshelman and Smarte Solutions, Inc. dated March 1, 2002.

(4)

Employee Offers with Key Employees.

(5)

2002 Stock Option Plan awards.

(6)

Stock Options (awarded prior to 2002 Stock Option Plan):

Bala Vishwanath

2,457,000

Mark Eshelman

500,000

Robert Adrian

400,000

Brian Mantz

100,000

(7)

Employee Offer between Jason Parrish and Smarte Solutions, Inc. dated August 22, 2003, signed September 2, 2003, appointing Jason Parrish as President.

(8)

2002 Employee Stock Option Plan grant of 753,480 share options to Jason Parrish dated September 15, 2003 towards employment of Jason Parrish as President of Smarte Solutions, Inc.

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SERIES A CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

AMONG

SMARTE SOLUTIONS, INC.

AND

THE SEVERAL PURCHASERS NAMED IN APPENDIX A

TABLE OF CONTENTS

Page

ARTICLE I. THE PREFERRED SHARES

SECTION 1.01. Issuance, Sale and Delivery of the Preferred Shares at the Initial Closing

SECTION 1.02. Issuance, Sale and Delivery of the Preferred Shares at each Subsequent Closing

SECTION 1.03. Initial Closing

SECTION 1.04. Subsequent Closings

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01. Organization, Qualifications and Corporate Power

SECTION 2.02. Authorization; No Conflict; No Violation

SECTION 2.03. Consents and Approvals

SECTION 2.04. Validity

SECTION 2.05. Authorized Capital Stock

SECTION 2.06. Financial Statements

SECTION 2.07. No Undisclosed Liabilities

SECTION 2.08. Subsequent Events

SECTION 2.09. Litigation; Compliance with Law

SECTION 2.10. Proprietary Information of Third Parties

SECTION 2.11. Intellectual Property

SECTION 2.12. Real Property

SECTION 2.13. Assets

SECTION 2.14. Insurance

SECTION 2.15. Taxes

SECTION 2.16. Loans and Advances

SECTION 2.17. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons

SECTION 2.18. Significant Customers and Suppliers

SECTION 2.19. Offering of the Preferred Shares

SECTION 2.20. Brokers; Financial Advisors

SECTION 2.21. Employees

SECTION 2.22. Employee Benefits

ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS AND THE ADDITIONAL PURCHASERS

SECTION 3.01. Representations and Warranties of the Purchasers and the Additional Purchasers

SECTION 3.02. Certain Covenants of the Purchasers and the Additional Purchasers

SECTION 3.03. Legend

SECTION 3.04. Reliance Upon Purchaser’s Representations

ARTICLE IV. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS, ADDITIONAL PURCHASERS AND THE COMPANY

SECTION 4.01. Conditions to the Purchasers’ Obligations at the Closing

SECTION 4.02. Conditions to the Company’s Obligations at the Closing

ARTICLE V. COVENANTS OF THE COMPANY

SECTION 5.01. Reserve for Conversion Shares

SECTION 5.02. Corporate Existence

SECTION 5.03. Use of Proceeds

SECTION 5.04. Compliance with Laws

SECTION 5.05. Keeping of Records and Books of Account

ARTICLE VI. MISCELLANEOUS

SECTION 6.01. Survival of Agreements

SECTION 6.02. Brokerage

SECTION 6.03. Specific Performance

SECTION 6.04. Further Assurances

SECTION 6.05. Submission to Jurisdiction; Consent to Service of Process

SECTION 6.06. Notices

SECTION 6.07. Governing Law

SECTION 6.08. Entire Agreement

SECTION 6.09. Counterparts

SECTION 6.10. Amendments and Waivers

SECTION 6.11. Successors and Assigns

SECTION 6.12. Severability

SECTION 6.13. Titles and Subtitles

SECTION 6.14. Exculpation Among Purchasers

SECTION 6.15. Construction

SECTION 6.16. Remedies

SECTION 6.17. Certain Defined Terms

SECTION 6.18. Incorporation of Exhibits, Annexes and Schedules

INDEX TO APPENDICES

Appendix A

Purchasers

INDEX TO SCHEDULES

Schedule 2.08

Subsequent Events

Schedule 2.12

Lease Property

Schedule 2.16

Loans and Advances

Schedule 2.22

Employee Benefits

INDEX TO EXHIBITS

EXHIBIT A

Charter

EXHIBIT B

Form of Co-Sale and First Refusal Agreement

EXHIBIT C

Form of Investor Rights Agreement

EXHIBIT D

Form of Voting Agreement

i